U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 1, 2008

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Commission File No. 0-52556
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Card Activation Technologies, Inc.
(Name of small business issuer as specified in its charter)

Delaware	20-5769015
State of Incorporation	IRS Employer Identification No.

53 West Jackson Blvd., Suite 1618
Chicago, Illinois 60604-3749

(Address of principal executive offices)

(312) 972-1662
(Issuer’s telephone number)

Item 4.01 Changes in Registrant's Certifying Accountant.

On December 1, 2008, Tarvaran, Askelson & Company, LLP ("TAC") was appointed as the independent auditor for Card Activation Technologies, Inc. (the "Company") commencing with the year ending September 30, 2008, and Jewett, Schwartz, Wolfe & Associates, Inc. ("JSW") were dismissed as the independent auditors for the Company as of December 1, 2008. The decision to change auditors was approved by the Board of Directors on December 1, 2008.

The report of JSW on the financial statements for either of the one most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has operating and liquidity concerns, has incurred in a net losses approximately $206,000 during the period August 29, 2006 (inception) through September 30, 2007.  These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Management is proposing to raise any necessary additional funds through loans and additional sales of its common stock.  There are no assurances that the Company will be successful in raising additional capital.”

During the Company's one most recent annual report September 30, 2007, and three prior interim quarters December 31, 2007, March 31, 2008, and June 30, 2008, there were no disagreements with JSW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JSW, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company. During the Company's two most fiscal year and any subsequent interim period through the date of dismissal, there were no disagreements with JSW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JSW, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's one most recent annual report September 30, 2007, and three prior interim quarters December 31, 2007, March 31, 2008, and June 30, 2008, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's one most recent annual report September 30, 2007, and three prior interim quarters December 31, 2007, March 31, 2008, and June 30, 2008, and through December 1, 2008, the Company did not consult with TAC with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

There were no consultations with TAC during the Company's two most fiscal year and any subsequent interim period, prior to December 1, 2008, the date upon which TAC was engaged.

The Company has furnished a copy of this Report to JSW and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from JSW is herby submitted as exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 16.1	Letter of Jewett, Schwartz, Wolfe & Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Card Activation Technologies, Inc.

Date: December 5, 2008	By:	/s/ William P. Williams

William P. Williams Chairman, President Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)